                               PRICING AGREEMENT
                               -----------------
Goldman, Sachs & Co.,
Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith Incorporated,
 As Representatives of the several
  Underwriters named in Schedule I hereto, c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

                                                             September 27, 1995

Dear Sirs:

  Hershey Foods Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 27, 1995 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in
Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to
Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of
Schedule II hereto.

  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

  If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                          Very truly yours,

                                          Hershey Foods Corporation

                                                   /s/ T. C. Fitzgerald
                                          By:..................................
                                            Name: Thomas C. Fitzgerald
                                            Title: Vice President and
                                           Treasurer

Accepted as of the date hereof:

Goldman, Sachs & Co.
Merrill Lynch & Co.,
    Merrill Lynch, Pierce, Fenner & Smith Incorporated

       /s/ Goldman, Sachs & Co.
By:..................................
       (Goldman, Sachs & Co.)

                                   SCHEDULE I

                                                                     PRINCIPAL
                                                                     AMOUNT OF
                                                                     DESIGNATED
                                                                     SECURITIES
                                                                       TO BE
                                UNDERWRITER                          PURCHASED
                                -----------                         ------------
        Goldman, Sachs & Co. .....................................  $100,000,000
        Merrill Lynch, Pierce, Fenner & Smith Incorporated........   100,000,000
                                                                    ------------
           Total..................................................  $200,000,000
                                                                    ============

                                  SCHEDULE II

TITLE OF DESIGNATED SECURITIES:

  6.70% Notes due October 1, 2005

AGGREGATE PRINCIPAL AMOUNT

  $200,000,000

PRICE TO PUBLIC:

  99.769% of the principal amount of the Designated Securities, plus accrued interest from October 2, 1995, if any

PURCHASE PRICE BY UNDERWRITERS:

  99.119% of the principal amount of the Designated Securities, plus accrued interest from October 2, 1995, if any

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

  Federal (same day) funds

INDENTURE:

  Indenture dated as of February 1, 1991, between the Company and Citibank, N.A., as Trustee

MATURITY:

  October 1, 2005

INTEREST RATE:

  6.70%

INTEREST PAYMENT DATES:

  April 1 and October 1, beginning April 1, 1996

REDEMPTION PROVISIONS:

  No provisions for redemption

SINKING FUND PROVISIONS:

  No sinking fund provisions

TIME OF DELIVERY:

  October 2, 1995, 9:30 a.m. New York City Time

CLOSING LOCATION:

  The offices of Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, New York 10005

NAMES AND ADDRESSES OF REPRESENTATIVES:

  DESIGNATED REPRESENTATIVES: Goldman, Sachs & Co.
                       Merrill Lynch, Pierce, Fenner & Smith Incorporated

  ADDRESS FOR NOTICES, ETC.: c/o Goldman, Sachs & Co.
                     85 Broad Street
                     New York, New York 10004